UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

The Company's two largest shareholders have caused certain corporate actions to be taken without a shareholder meeting upon the written consent of shareholders, including the replacement of the Company's board of directors. On January 31, 2006, Best Dynamic Services Limited and Joan Sullivan Garrett delivered to the Company Consent Resolutions executed by shareholders holding the requisite number of outstanding shares of the voting capital stock of the Company necessary to approve such actions, and the executed Consent Resolutions were included in a definitive Information Statement on Schedule 14C filed with the SEC and mailed to all shareholders of record on February 9, 2006. The actions set forth in such Consent Resolutions became effective March 1, 2006, 20 days from the date of such mailing.

Based primarily on the concerted actions taken by Best Dynamic (beneficial owner of approximately 22.73% of the Company's outstanding voting stock) and Ms. Garrett (beneficial owner of approximately 32.51% of the Company's outstanding voting stock) to replace the Company's board of directors and to maintain ongoing control over the composition of the Company's board of directors by entering into a shareholders agreement in the form attached as Exhibit E to the definitive Information Statement on Schedule 14C, the Company has determined that a change in control of the Company occurred on March 1, 2006, the effective date of the Consent Resolutions.

For 5 years, the shareholders agreement requires Best Dynamic and Ms. Garrett to vote all of its or her shares and take all other necessary or desirable actions within its or her control so that (a) the size of the Board of Directors of the Company will be established and maintained at nine (9); and the individuals named in the remainder of this paragraph will be elected to the Board of Directors of the Company. Initially, the individuals shall be (i) six (6) directors nominated by Best Dynamic, (ii) Garrett, and (iii) two (2) directors nominated by Garrett. Once Garrett's share ownership has been reduced to one-half of her current holdings, the individuals shall be (i) seven (7) directors nominated by Best Dynamic, (ii) Garrett, and (iii) one (1) director nominated by Garrett. Once Garrett’s share ownership has been reduced to one-tenth of her current holdings, the individuals shall be (i) eight (8) directors nominated by Best Dynamic, and (ii) Garrett.

Under the shareholders agreement, Ms. Garrett also agrees to refrain from selling, pledging or otherwise disposing of the common stock or voting power through the common stock for a period of five years, except that Ms. Garrett may sell an amount equal to 3% of the total outstanding common stock of the Company during each period of six calendar months, starting December 5, 2006. Ms. Garrett also agreed to grant to Best Dynamic or its designee a right of first offer to purchase the common stock held by Ms. Garrett, for a purchase price equal to the greater of (X) the average weighted quoted price over the previous 90 days, or (Y) the last annual audited stated EBITDA per share multiplied by 7.5 or (Z) if a sale is proposed to a third-party purchaser, the purchase price per share and otherwise on the same terms and conditions set forth in a notice of the sale given by Ms. Garrett to Best Dynamic.

Following the effectiveness of the Consent Resolutions, Ms. Garrett will be appointed for a period of 5 years as a member of the board of directors of AEA Investment, Ltd., a wholly-owned subsidiary of AEA International Holdings, Ltd., a corporation organized under the laws of the British Virgin Islands and the parent company of Best Dynamic. Ms. Garrett will be paid a fee of $4667.67 per month, and fees may be paid in advance.

The Incentive Stock Option Agreement governing all stock options awarded pursuant to the Company's Amended and Restated 1998 Key Employee Stock Option Plan provides that if the Company files a report or proxy statement with the SEC disclosing that a change in control has or may have occurred, a change of control will be deemed to have occurred for purposes of the Incentive Stock Option Agreement, and all outstanding stock options will become immediately vested and exercisable. Accordingly, the filing of the Information Statement resulted in the immediate vesting of all outstanding stock options. As of December 31, 2005, there were options to purchase 2,258,007 shares of our Common Stock outstanding under the Plan, 1,382,007 of which were immediately exercisable, and the balance of which became immediately exercisable upon filing of the Information Statement.

Under generally accepted accounting principles in the U.S., beginning in 2006, the Company is required to record compensation expense for employee stock options in its financial statements. Financial Accounting Standards (FAS) No. 123R provides that companies must measure the fair value of the options on their grant date and record compensation expense over the vesting period. Using the Black-Scholes valuation model, the Company expects that accelerated vesting of all unvested stock options outstanding under the Plan in connection with the above-described change of control will result in compensation expense of approximately $260,000 in 2006.

Best Dynamic and James E. Lara, the Company's President and Chief Operating Officer, have advised the Company that they believe there is uncertainty in connection with the interpretation of the vesting of Mr. Lara's warrants to purchase 1,740,000 shares upon this change in control, and, in an effort to resolve any misunderstandings or ambiguities, Best Dynamic and Mr. Lara have entered into a letter agreement in which they acknowledge that upon effectiveness of the Consent Resolutions Mr. Lara will have fully vested warrants to purchase a total of 580,000 shares of common stock at an exercise price of $0.68 per share. The Company is not bound by this letter agreement, although Best Dynamic and Mr. Lara have advised the Company that it has been made a third party beneficiary thereto. The Company expects that accelerated vesting of Mr. Lara's warrants with respect to 580,000 shares will result in compensation expense of approximately $180,000 in 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company's two largest shareholders have caused certain corporate actions to be taken without a shareholder meeting upon the written consent of shareholders, including the replacement of the Company's board of directors. On January 31, 2006, Best Dynamic Services Limited and Joan Sullivan Garrett delivered to the Company Consent Resolutions executed by shareholders holding the requisite number of outstanding shares of the voting capital stock of the Company necessary to approve such actions, and the executed Consent Resolutions were included in a definitive Information Statement on Schedule 14C filed with the SEC and mailed to all shareholders of record on February 9, 2006. The actions set forth in such Consent Resolutions became effective March 1, 2006, 20 days from the date of such mailing.

Such actions resulted in the election of a nine member board of directors consisting of three continuing directors and six new directors. The three continuing directors are Joan Sullivan Garrett, the Company's founder, Chairman and Chief Executive Officer, and Terry Giles and Dr. Roy Herberger, independent directors of the Company. The six new directors are James Allen Williams, Gregory Bell, John Jessup, Neil Warren Hickson, Sandra Wilkenfield Wadsworth and John McCormack. Except for John McCormack, each of the new directors is an officer of International SOS Assistance, Inc. or International SOS (Australia) Pty Ltd, which the Company has been informed are affiliates of Best Dynamic, the beneficial owner of approximately 22.73% of the Company's outstanding voting stock.

Terry Giles has stepped down as Chairman of the Audit and Corporate Governance Committee of the Company's Board of Directors and Dr. Roy Herberger has stepped down as Chairman of the Nomination and Compensation Committee of the Company's Board of Directors, but the Company expects that Terry Giles and Dr. Roy Herberger will be named as continuing members of such committees at the next meeting of the Company's Board of Directors.

Item 8.01 Other Events.

The Company's two largest shareholders have caused certain corporate actions to be taken without a shareholder meeting upon the written consent of shareholders, including the replacement of the Company's board of directors. On January 31, 2006, Best Dynamic Services Limited and Joan Sullivan Garrett delivered to the Company Consent Resolutions executed by shareholders holding the requisite number of outstanding shares of the voting capital stock of the Company necessary to approve such actions, and the executed Consent Resolutions were included in a definitive Information Statement on Schedule 14C filed with the SEC and mailed to all shareholders of record on February 9, 2006. The actions set forth in such Consent Resolutions became effective March 1, 2006, 20 days from the date of such mailing.

With the Consent Resolutions taking effect, the opposing parties in all existing litigation between the Company and certain of its shareholders have exchanged releases, and such litigation has been dismissed with prejudice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

March 6, 2006	By:	Joan Sullivan Garrett

Name: Joan Sullivan Garrett
Title: CEO and Chairman